As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-41220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALLMARK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	87-0447375 (IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Hallmark Financial Services, Inc. 1991 Key Employee Stock Option Plan

Hallmark Financial Services, Inc. 1994 Key Employee Long Term Incentive Plan

Hallmark Financial Services, Inc. 1994 Non-Employee Director Stock Option Plan

(Full title of the plan)

NAVEEN ANAND President & Chief Executive Officer Hallmark Financial Services, Inc. 777 Main Street, Suite 1000 Fort Worth, Texas 76102 (817) 348-1600	Copy to: STEVEN D. DAVIDSON McGuire, Craddock & Strother, P.C. 2501N. Harwood, Suite 1800 Dallas, Texas 75201 (214) 954-6800
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

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EXPLANATORY NOTE

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, Registration No. 333-41220 (the “Registration Statement”), of Hallmark Financial Services, Inc. (the “Registrant”) which was filed with the Securities and Exchange Commission and became effective on July 12, 2000.   In accordance with the Registrant’s undertaking in the Registration Statement, the Registrant hereby removes from registration all of the securities registered which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on March 30, 2016.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ NAVEEN ANAND
Naveen Anand, President and Chief Executive
Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: March 30, 2016	/s/ NAVEEN ANAND
Naveen Anand, President and Chief Executive
Officer (Principal Executive Officer)

Date: March 30, 2016	/s/ JEFFREY R. PASSMORE
Jeffrey R. Passmore, Senior Vice President and Chief
Accounting Officer (Principal Financial Officer and
Principal Accounting Officer)

Date: March 30, 2016	/s/ MARK E. SCHWARZ
Mark E. Schwarz, Executive Chairman and Director

Date: March 30, 2016	/s/ SCOTT T. BERLIN
Scott T. Berlin, Director

Date: March 30, 2016	/s/ JAMES H. GRAVES
James H. Graves, Director

Date: March 30, 2016	/s/ JIM W. HENDERSON
Jim W. Henderson, Director

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